SALEM MEDIA GROUP, INC. ANNOUNCES SECOND QUARTER 2017

TOTAL REVENUE OF $66.1 MILLION

CAMARILLO, CA August 7, 2017 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three and six months ended June 30, 2017.

Second Quarter 2017 Results

For the quarter ended June 30, 2017 compared to the quarter ended June 30, 2016:

Consolidated

•

Total revenue decreased 2.5% to $66.1 million from $67.8 million;

•

Total operating expenses decreased 1.0% to $57.5 million from $58.1 million;

•

Operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairment losses, depreciation expense and amortization expense (1) decreased 2.1% to $53.8 million from $54.9 million;

•

Operating income decreased 11.2% to $8.6 million from $9.7 million;

•

Net income decreased to $1.3 million, or $0.05 net income per diluted share from $3.4 million, or $0.13 net income per diluted share;

•

EBITDA (1) decreased 24.6% to $10.1 million from $13.4 million;

•

Adjusted EBITDA (1) decreased 3.9% to $12.4 million from $12.9 million; and

•

Net cash provided by operating activities decreased to $7.5 million from $8.6 million.

Broadcast

•

Net broadcast revenue decreased 1.4% to $49.3 million from $50.0 million;

•

Station Operating Income (“SOI”) (1) decreased 5.5% to $13.3 million from $14.1 million;

•

Same Station (1) net broadcast revenue decreased 1.2% to $49.0 million from $49.5 million; and

•

Same Station SOI (1) decreased 5.3% to $13.4 million from $14.1 million.

Digital Media

•

Digital media revenue decreased 1.6% to $10.9 million from $11.0 million; and

•

Digital Media Operating Income (1) increased 2.8% to $2.5 million from $2.4 million.

Publishing

•

Publishing revenue decreased 11.3% to $6.0 million from $6.8 million; and

•

Publishing Operating Income (Loss) (1) increased to income of $0.3 million from a $0.2 million loss.

Included in the results for the quarter ended June 30, 2017 are:

•

A $0.5 million ($0.3 million, net of tax, or $0.01 per share) net gain on the sale or disposal of assets including the sale of a former transmitter site in the Dallas, Texas market and the sale of two magazines that were partially offset by other insignificant fixed asset disposals; and

•

A $2.7 million loss ($1.6 million, net of tax, or $0.06 per share) on the early redemption of long-term debt due to the repayment and termination of the senior credit facilities consisting of a term loan (“Term Loan B”) and Revolver.

Included in the results for the quarter ended June 30, 2016 are:

•

A $0.7 million impairment loss ($0.4 million, net of tax, or $0.02 per share) on land held for sale in Covina, California;

•

A $1.7 million ($1.0 million, net of tax, or $0.04 per share) net gain on the sale or disposal of assets primarily associated with the $1.9 million gain on the sale of a Miami tower site offset by a $0.2 million charge for leasehold improvements incurred upon the relocation of the offices in Washington D.C. market in addition to other insignificant fixed asset disposals;

•

A $0.1 million net decrease in the estimated fair value of the contingent earn-out consideration associated with the Eagle, Bryan Perry Newsletters and Daily Devotional acquisitions; and

•

A $0.1 million non-cash compensation charge related to the expensing of stock options primarily consisting of corporate expenses.

Per share numbers are calculated based on 26,593,366 diluted weighted average shares for the quarter ended June 30, 2017, and 26,052,649 diluted weighted average shares for the quarter ended June 30, 2016.

Year to Date 2017 Results

For the six months ended June 30, 2017 compared to the six months ended June 30, 2016:

Consolidated

•

Total revenue decreased 1.0% to $131.1 million from $132.4 million;

•

Total operating expenses increased 0.9% to $117.7 million from $116.6 million;

•

Operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairment losses, depreciation expense and amortization expense (1) decreased 0.6% to $108.4 million from $109.1 million;

•

Operating income decreased 14.9% to $13.4 million from $15.8 million;

•

Net income decreased to $2.3 million, or $0.09 net income per diluted share from $3.7 million, or $0.14 net income per diluted share;

•

EBITDA (1) decreased 11.4% to $19.4 million from $21.9 million;

•

Adjusted EBITDA (1) decreased 2.5% to $22.7 million from $23.3 million; and

•

Net cash provided by operating activities decreased to $16.6 million from $19.7 million.

Broadcast

•

Net broadcast revenue decreased 1.7% to $97.1 million from $98.7 million;

•

SOI (1) decreased 5.3% to $25.3 million from $26.7 million;

•

Same station (1) net broadcast revenue decreased 1.4% to $96.5 million from $97.9 million; and

•

Same station SOI (1) decreased 4.6% to $25.5 million from $26.7 million.

Digital media

•

Digital media revenue decreased 2.3% to $21.6 million from $22.1 million; and

•

Digital media operating income (1) increased 1.5% to $4.5 million from $4.4 million.

Publishing

•

Publishing revenue increased 7.8% to $12.5 million from $11.6 million; and

•

Publishing Operating Income (Loss) (1) increased to income of $0.5 million from a loss of $0.4 million.

Included in the results for the six months ended June 30, 2017 are:

•

A $0.5 million ($0.3 million, net of tax, or $0.01 per share) net gain on the sale or disposal of assets including the sale of a former transmitter site in the Dallas, Texas market and the sale of two magazines that were partially offset by other insignificant fixed asset disposals;

•

A $2.8 million loss ($1.7 million, net of tax, or $0.06 per share) on the early redemption of long-term debt due to the repayment and termination of the senior credit facilities consisting of a term loan (“Term Loan B”) and Revolver; and

•

A $1.4 million non-cash compensation charge ($0.9 million, net of tax, or $0.03 per share) related to the expensing of stock options and restricted stock consisting of:

o

$1.0 million non-cash compensation charge included in corporate expenses;

o

$0.3 million non-cash compensation charge included in broadcast operating expenses;

o

$0.1 million non-cash compensation charge included in digital media operating expenses; and

o

the remaining $0.1 million non-cash compensation charge included in publishing operating expenses.

Included in the results for the six months ended June 30, 2016 are:

•

A $0.7 million impairment loss ($0.4 million, net of tax, or $0.02 per share) on land held for sale in Covina, California;

•

A $1.6 million ($0.9 million, net of tax, or $0.04 per share) net gain on the sale or disposal of assets primarily associated with the $1.9 million gain on the sale of a Miami tower site offset by a $0.4 million charge for leasehold improvements incurred upon the relocation of the offices in Washington D.C. market in addition to insignificant fixed asset disposals;

•

A $0.5 million ($0.3 million, net of tax, or $0.01 per share) reserve for a litigation matter;

•

A $0.3 million ($0.2 million, net of tax, or $0.01 per share) net decrease in the estimated fair value of the contingent earn-out consideration associated with the Eagle entities, Bryan Perry Newsletters and Daily Devotional acquisitions; and

•

A $0.3 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options primarily consisting of corporate expenses.

Per share numbers are calculated based on 26,442,146 diluted weighted average shares for the six months ended June 30, 2017, and 25,927,804 diluted weighted average shares for the six months ended June 30, 2016.

Balance Sheet

On May 19, 2017, the company closed on a private offering of $255 million in Senior Secured 6.75 % Notes due 2024 (the “Notes”) and a $30 million asset-based revolving credit facility (“ABL Facility”) due May 19, 2022.  The net proceeds of the offering of the Notes, together with borrowings under the ABL Facility, were used to repay outstanding borrowings, including accrued and unpaid interest, on its previously existing senior credit facilities consisting of a term loan (“Term Loan B”) and a revolving credit facility of $25.0 million (“Revolver”), and to pay fees and expenses incurred in connection with the Notes offering and the ABL Facility.  The company recorded a $2.7 million pre-tax loss on the early retirement of long-term debt consisting of: $1.5 million related to unamortized debt issue costs associated with the Term Loan B, $0.6 million related to the unamortized discount, $0.6 million to exit and terminate the interest rate swap and a $56,000 related to unamortized bank loan fees associated with the Revolver.

As of June 30, 2017, the company had $255.0 million outstanding on the Notes and $10.0 million outstanding under the ABL Facility.

Acquisitions and Divestitures

The following transactions were completed since April 1, 2017:

•

On July 24, 2017, the company closed on the acquisition of an FM translator construction permit in Eaglemount, Washington, for $40,000 in cash.  The FM translator will be relocated to the Portland, Oregon market for use by its KDZR-AM radio station.

•

On July 6, 2017, the company acquired TradersCrux.com for $0.3 million in cash.  In addition, the company may pay the seller a one-time contingent payment of up to $0.1 million if certain income goals are met during the one-year following the closing.

•

On June 28, 2017, the company closed on the acquisition of an FM translator construction permit in Festus, Missouri for $40,000 in cash.  The FM translator will be relocated to the St. Louis, Missouri market for use by its KXFN-FM radio station.

•

On June 8, 2017, the company acquired Portuguese Bible mobile applications for $65,000 in cash.  As part of the purchase agreement, the company may pay up to an additional $20,000 in contingent earn-out consideration over the next twelve months based on the achievement of certain revenue benchmarks.

•

On May 30, 2017, the company received $10,000 for Preaching Magazine™ and YouthWorker Journal™.  The purchaser assumed all deferred subscription liabilities for these publications resulting in a pre-tax gain on the sale or disposal of assets of approximately $56,000.

Conference Call Information

Salem will host a teleconference to discuss its results on August 7, 2017 at 2:00 P.M. Pacific Time. To access the teleconference, please dial (877) 524-8416, and then ask to be joined into the Salem Media Group Second Quarter 2017 call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com.  A replay of the teleconference will be available through August 17, 2017 and can be heard by dialing (877) 660-6853, passcode 13665194 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

Third Quarter 2017 Outlook

For the third quarter of 2017, the company is projecting total revenue to decline 6% to 8% from third quarter 2016 total revenue of $71.3 million.  Much of this revenue decline is due to the lack of political revenue and the elimination of four loss-making magazines, continued softness in Dallas and a reduced book release schedule in the third quarter of 2017.  Excluding the impact of these items, the company would be projecting revenue declines of 1% to 3%.  The company is also projecting operating expenses before gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to decline 2% to 5% compared to the third quarter of 2016 non-GAAP operating expenses of $58.6 million.

A reconciliation of non-GAAP operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP financial measure, in particular, the change in the estimated fair value of earn-out consideration, impairments and gains or losses from the sale or disposal of fixed assets. The company expects the variability of the above charges may have a significant, and potentially unpredictable, impact on its future GAAP financial results.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book and newsletter publishing.  Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally.  With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape.

The company is the largest commercial U.S. radio broadcasting company providing Christian and conservative programming.  Salem owns and/or operates 118 radio stations, with 73 stations in the top 25 media markets.  Salem Radio Network (“SRN”) is a full-service national radio network, with nationally syndicated programs comprising Christian teaching and talk, conservative talk, news, and music.  SRN is home to many industry-leading hosts including:  Hugh Hewitt, Mike Gallagher, Dennis Prager, Michael Medved, Larry Elder, Joe Walsh and Eric Metaxas.

Salem’s digital media is a leading source of Christian and conservative themed news, analysis, and commentary.  Salem’s Christian sites include: Christianity.com®, BibleStudyTools.com, GodTube.com, GodVine.com, Crosswalk.com, ibelieve.com, churchstaffing.com, WorshipHouseMedia.com and OnePlace.com. Salem’s conservative sites include Townhall.com®, RedState.com, HotAir.com, Twitchy.com, and BearingArms.com.

Salem’s Regnery Publishing unit, with a history dating back to 1948, is the nation’s leading independent publisher of conservative books.  Having published many of the seminal works of the early conservative movement, Regnery today continues as a major publisher in the conservative space, with leading authors including: Ann Coulter, Dinesh D’Souza, Newt Gingrich, David Limbaugh, Ed Klein and Mark Steyn.  Salem’s book publishing business also includes Xulon Press™, a leading provider of self-publishing services for Christian authors and Mill City Press, a general market self-publisher.

Salem's Eagle Financial Publications provides general market analysis and non-individualized investment strategies from financial commentators Mark Skousen, Nicholas Vardy, Bryan Perry, Bob Carlson, Mike Turner and Jim Woods, as well as a stock screening website for dividend investors (DividendInvestor.com). The business unit's other investing websites include StockInvestor.com and RetirementWatch.com.

Eagle Wellness, through its website newportnaturalhealth.com, provides insightful health advice and is a trusted source of high quality nutritional supplements from leading health expert, Leigh Erin Connealy MD.  Dr. Connealy is the medical director of one of the largest medical practices in the country where she practices integrative medicine.

Company Contact:

Evan D. Masyr

Executive Vice President & Chief Financial Officer

(805) 384-4512

Evan@SalemMedia.com

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

 Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements.  The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release.  The company closely monitors EBITDA, Adjusted EBITDA, Station Operating Income (“SOI”), Same Station net broadcast revenue, Same Station broadcast operating expenses, Same Station Operating Income, Digital Media Operating Income, Publishing Operating Income (Loss), and operating expenses excluding gains or losses on the sale or disposal of assets, stock-based compensation, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation and amortization, all of which are non-GAAP financial measures.  The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance.  These non-GAAP financial measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital Media Operating Income as net Digital Media Revenue minus Digital Media Operating Expenses.  The company defines Publishing Operating Income (Loss) as net Publishing Revenue minus Publishing Operating Expenses.  The company defines EBITDA as net income before interest, taxes, depreciation, and amortization.  The company defines Adjusted EBITDA as EBITDA before gains or losses on the sale or disposal of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swap, before impairments, before net miscellaneous income and expenses, before gain on bargain purchase, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense.  SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters.  SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP.  The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines Adjusted Free Cash Flow as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest.  The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest.  A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period.  The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business.  The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The company defines Same Station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year.  The company defines Same Station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year.  The company defines Same Station SOI as Same Station net broadcast revenue less Same Station broadcast operating expenses.  Same Station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year.  Same Station operating results for a full calendar year are calculated as the sum of the Same Station-results for each of the four quarters of that year.  The company uses Same Station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business.  The company believes that Same Station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format.  The company’s presentation of Same Station operating results are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  The company’s definition of Same Station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The Supplemental Information tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP financial measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP.  The company uses non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation.  The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2017	2016	2017
	(Unaudited)
Net broadcast revenue	$49,971	$49,251	$98,716	$97,055
Net digital media revenue	11,047	10,866	22,057	21,552
Net publishing revenue	6,761	5,995	11,581	12,485
Total revenue	67,779	66,112	132,354	131,092
Operating expenses:
Broadcast operating expenses	35,871	35,931	72,021	71,767
Digital media operating expenses	8,619	8,370	17,643	17,072
Publishing operating expenses	6,983	5,668	11,931	12,019
Unallocated corporate expenses	3,568	3,825	7,781	8,950
Change in the estimated fair value of contingent earn-out consideration	(134)	(43)	(262)	(42)
Impairment of long-lived assets	700	—	700	—
Impairment of indefinite-lived long-term assets other than goodwill	—	—	—	19
Depreciation and amortization	4,171	4,252	8,306	8,374
Net gain on the sale or disposal of assets	(1,701)	(510)	(1,551)	(505)
Total operating expenses	58,077	57,493	116,569	117,654
Operating income	9,702	8,619	15,785	13,438
Other income (expense):
Interest income	2	1	3	2
Interest expense	(3,730)	(3,924)	(7,526)	(7,354)
Change in the fair value of interest rate swap	(423)	—	(2,181)	357
Loss on early retirement of long-term debt	(5)	(2,734)	(14)	(2,775)
Net income before income taxes	5,546	1,962	6,067	3,668
Provision for income taxes	2,190	690	2,358	1,336
Net income	$3,356	$1,272	$3,709	$2,332

Basic earnings per share Class A and Class B common stock	$0.13	$0.05	$0.14	$0.09
Diluted earnings per share Class A and Class B common stock	$0.13	$0.05	$0.14	$0.09

Distributions per share Class A and Class B common stock	$0.13	$0.07	$0.13	$0.13

Basic weighted average Class A and Class B common stock shares outstanding	25,551,445	26,062,403	25,518,339	25,982,102
Diluted weighted average Class A and Class B common stock shares outstanding	26,052,649	26,593,366	25,927,804	26,442,146

Salem Media Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2016	June 30, 2017
		(Unaudited)
Assets
Cash	$130	$19
Trade accounts receivable, net	37,260	33,552
Deferred income taxes – current	9,411	—
Other current assets	8,708	9,940
Property and equipment, net	102,790	101,617
Intangible assets, net	428,870	426,823
Deferred financing costs	82	506
Deferred income taxes – non-current	—	1,877
Other assets	3,017	3,475
Total assets	$590,268	$577,809

Liabilities and Stockholders’ Equity
Current liabilities	$39,140	$44,568
Long-term debt and capital lease obligations less unamortized debt issuance costs, net of current portion	261,084	249,206
Fair value of interest rate swap	514	—
Deferred income taxes	60,769	54,507
Other liabilities	14,915	14,858
Stockholders’ Equity	213,846	214,670
Total liabilities and stockholders’ equity	$590,268	$577,809

SALEM MEDIA GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)
	Six Months Ended June 30,
	2016	2017
OPERATING ACTIVITIES
Net income	$3,709	$2,332
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash stock-based compensation	324	1,425
Tax benefit related to stock options exercised	67	—
Depreciation and amortization	8,306	8,374
Amortization of deferred financing costs	318	357
Accretion of financing items	103	74
Accretion of acquisition-related deferred payments and contingent consideration	38	24
Provision for bad debts	268	796
Deferred income taxes	2,176	1,272
Change in the fair value of interest rate swap	2,181	(357)
Change in the estimated fair value of contingent earn-out consideration	(262)	(42)
Impairment of long-lived assets	700	—
Impairment of indefinite-lived long-term assets other than goodwill	—	19
Loss on early retirement of long-term debt	14	2,775
Net gain on the sale or disposal of assets	(1,551)	(505)
Changes in operating assets and liabilities:
Accounts receivable	7,421	2,669
Inventories	(10)	(197)
Prepaid expenses and other current assets	(30)	(804)
Accounts payable and accrued expenses	1,234	(1,143)
Deferred rent	(6,429)	49
Deferred revenue	1,086	(360)
Other liabilities	—	(15)
Income taxes payable	55	(164)
Net cash provided by operating activities	19,718	16,579
INVESTING ACTIVITIES
Cash paid for capital expenditures net of tenant improvement allowances	(5,055)	(4,768)
Capital expenditures reimbursable under tenant improvement allowances and trade agreements	(448)	(52)
Escrow deposits related to acquisitions	(19)	(42)
Purchases of broadcast assets and radio stations	(718)	(130)
Purchases of digital media businesses and assets	(2,803)	(310)
Purchases of publishing businesses assets	(3)	—
Proceeds from sale of broadcast assets	2,471	600
Other	(547)	(289)
Net cash used in investing activities	(7,122)	(4,991)
FINANCING ACTIVITIES
Payments under Term Loan B	(2,750)	(263,000)
Proceeds from borrowings under Revolver and ABL Facility	32,898	34,107
Payments on Revolver and ABL Facility	(34,433)	(24,583)
Payments on interest rate swap	—	(783)
Proceeds from bond offering	—	255,000
Payment of debt issuance costs	—	(6,368)
Payments of acquisition-related contingent earn-out consideration	(88)	(14)
Payments of deferred installments due from acquisition activity	(3,071)	(225)
Proceeds from the exercise of stock options	336	455
Payments of capital lease obligations	(53)	(62)
Payment of cash distributions on common stock	(3,321)	(3,388)
Book overdraft	(2,168)	(2,838)
Net cash used in financing activities	(12,650)	(11,699)
Net decrease in cash and cash equivalents	(54)	(111)
Cash and cash equivalents at beginning of year	98	130
Cash and cash equivalents at end of period	$44	$19

Salem Media Group, Inc.
Supplemental Information
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2017	2016	2017
	(Unaudited)

Reconciliation of Total Operating Expenses to Operating Expenses excluding Gains or Losses on the Sale or Disposal of Assets, Stock-based Compensation Expense, Changes in the Estimated Fair Value of Contingent Earn-out Consideration, Impairment Losses and Depreciation and Amortization Expense (Recurring Operating Expenses)

Operating Expenses	$58,077	$57,493	$116,569	$117,654
Less depreciation and amortization expense	(4,171)	(4,252)	(8,306)	(8,374)
Less change in the estimated fair value of contingent earn-out consideration	134	43	262	42
Less impairment of long-lived assets	(700)	—	(700)	—
Less impairment of indefinite-lived long-term assets other than goodwill	—	—	—	(19)
Less net gain on the sale or disposal of assets	1,701	510	1,551	505
Less non-cash stock-based compensation expense	(125)	(44)	(324)	(1,425)
Total Recurring Operating Expenses	$54,916	$53,750	$109,052	$108,383

Reconciliation of Net Broadcast Revenue to Same Station Net Broadcast Revenue
Net broadcast revenue	$49,971	$49,251	$98,716	$97,055
Net broadcast revenue – acquisitions	—	(180)	—	(340)
Net broadcast revenue – dispositions	(403)	(44)	(805)	(86)
Net broadcast revenue – format change	(26)	(59)	(58)	(102)
Same Station net broadcast revenue	$49,542	$48,968	$97,853	$96,527

Reconciliation of Broadcast Operating Expenses to Same Station Broadcast Operating Expenses
Broadcast operating expenses	$35,871	$35,931	$72,021	$71,767
Broadcast operating expenses – acquisitions	—	(258)	—	(533)
Broadcast operating expenses – dispositions	(402)	(24)	(802)	(102)
Broadcast operating expenses – format change	(43)	(53)	(88)	(106)
Same Station broadcast operating expenses	$35,426	$35,596	$71,131	$71,026

Reconciliation of SOI to Same Station SOI
Station Operating Income	$14,100	$13,320	$26,695	$25,288
Station operating (income) loss – acquisitions	—	78	—	193
Station operating (income) loss – dispositions	(1)	(20)	(3)	16
Station operating (income) loss – format change	17	(6)	30	4
Same Station – Station Operating Income	$14,116	$13,372	$26,722	$25,501

Salem Media Group, Inc.
Supplemental Information
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2017	2016	2017
	(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Income (Loss)
Net broadcast revenue	$49,971	$49,251	$98,716	$97,055
Less broadcast operating expenses	(35,871)	(35,931)	(72,021)	(71,767)
Station Operating Income	$14,100	$13,320	$26,695	$25,288

Net digital media revenue	$11,047	$10,866	$22,057	$21,552
Less digital media operating expenses	(8,619)	(8,370)	(17,643)	(17,072)
Digital Media Operating Income	$2,428	$2,496	$4,414	$4,480

Net publishing revenue	$6,761	$5,995	$11,581	$12,485
Less publishing operating expenses	(6,983)	(5,668)	(11,931)	(12,019)
Publishing Operating Income (Loss)	$(222)	$327	$(350)	$466

The company defines EBITDA (1) as net income before interest, taxes, depreciation, and amortization.  The table below presents a reconciliation of EBITDA (1) to Net Income, the most directly comparable GAAP measure.  EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.
Supplemental Information
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2017	2016	2017
	(Unaudited)
Net income	$3,356	$1,272	$3,709	$2,332
Plus interest expense, net of capitalized interest	3,730	3,924	7,526	7,354
Plus provision for income taxes	2,190	690	2,358	1,336
Plus depreciation and amortization	4,171	4,252	8,306	8,374
Less interest income	(2)	(1)	(3)	(2)
EBITDA	$13,445	$10,137	$21,896	$19,394

The company defines Adjusted EBITDA (1) as EBITDA (1) before gains or losses on the sale or disposal of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swap, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense.  The table below presents a reconciliation of Adjusted EBITDA (1) to Net Income, the most directly comparable GAAP measure.  Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.
Supplemental Information
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2017	2016	2017
	(Unaudited)
Net income	$3,356	$1,272	$3,709	$2,332
Plus interest expense, net of capitalized interest	3,730	3,924	7,526	7,354
Plus provision for income taxes	2,190	690	2,358	1,336
Plus depreciation and amortization	4,171	4,252	8,306	8,374
Less interest income	(2)	(1)	(3)	(2)
EBITDA	$13,445	$10,137	$21,896	$19,394
Less net gain on the sale or disposal of assets	(1,701)	(510)	(1,551)	(505)
Less change in the estimated fair value of contingent earn-out consideration	(134)	(43)	(262)	(42)
Plus impairment of long-lived assets	700	—	700	—
Plus impairment of indefinite-lived long-term assets other than goodwill	—	—	—	19
Plus changes in the fair value of interest rate swap	423	—	2,181	(357)
Plus loss on early retirement of long- term debt	5	2,734	14	2,775
Plus non-cash stock-based compensation	125	44	324	1,425
Adjusted EBITDA	$12,863	$12,362	$23,302	$22,709

The company defines Adjusted Free Cash Flow (1) as Adjusted EBITDA (1) less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest.  The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest.  A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period.  The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business.  The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The table below presents a reconciliation of Adjusted Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure.  Adjusted Free Cash Flow is a non-GAAP liquidity measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.
Supplemental Information
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2017	2016	2017
	(Unaudited)
Net cash provided by operating activities	$8,640	$7,542	$19,718	$16,579
Non-cash stock-based compensation	(125)	(44)	(324)	(1,425)
Tax benefit related to stock options exercised	(77)	—	(67)	—
Depreciation and amortization	(4,171)	(4,252)	(8,306)	(8,374)
Amortization of deferred financing costs	(158)	(208)	(318)	(357)
Accretion of financing items	(51)	(26)	(103)	(74)
Accretion of acquisition-related deferred payments and contingent earn-out consideration	(9)	(12)	(38)	(24)
Provision for bad debts	(133)	(408)	(268)	(796)
Deferred income taxes	(2,055)	(648)	(2,176)	(1,272)
Change in the fair value of interest rate swap	(423)	—	(2,181)	357
Change in the estimated fair value of contingent earn-out consideration	134	43	262	42
Impairment of long-lived assets	(700)	—	(700)	—
Impairment of indefinite-lived long-term assets other than goodwill	—	—	—	(19)
Net gain on the sale or disposal of assets	1,701	510	1,551	505
Loss on early retirement of long-term debt	(5)	(2,734)	(14)	(2,775)
Changes in operating assets and liabilities:
Accounts receivable	63	135	(7,421)	(2,669)
Inventories	32	26	10	197
Prepaid expenses and other current assets	175	947	30	804
Accounts payable and accrued expenses	(3,030)	(28)	(1,234)	1,143
Deferred revenue	4,628	241	6,429	360
Deferred rent	(1,214)	(23)	(1,086)	(49)
Other liabilities	—	13	—	15
Income taxes payable	134	198	(55)	164
Net income	$3,356	$1,272	$3,709	$2,332
Plus interest expense, net of capitalized interest	3,730	3,924	7,526	7,354
Plus provision for income taxes	2,190	690	2,358	1,336
Plus depreciation and amortization	4,171	4,252	8,306	8,374
Less interest income	(2)	(1)	(3)	(2)
EBITDA	$13,445	$10,137	$21,896	$19,394
Less net gain on the sale or disposal of assets	(1,701)	(510)	(1,551)	(505)
Less change in the estimated fair value of contingent earn-out consideration	(134)	(43)	(262)	(42)
Plus impairment of long-lived assets	700	—	700	—
Plus impairment of indefinite-lived long-term assets other than goodwill	—	—	—	19
Plus changes in the fair value of interest rate swap	423	—	2,181	(357)
Plus loss on the early retirement of long-term debt	5	2,734	14	2,775
Plus non-cash stock-based compensation	125	44	324	1,425
Adjusted EBITDA	$12,863	$12,362	$23,302	$22,709
Less net cash paid for capital expenditures (1)	(2,628)	(1,605)	(5,055)	(4,768)
Less cash paid for taxes	(191)	(241)	(60)	(211)
Less cash paid for interest, net of capitalized interest	(3,552)	(2,182)	(7,099)	(4,849)
Adjusted Free Cash Flow	$6,492	$8,334	$11,088	$12,881

(1)     Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursable under tenant improvement allowances and net of property and equipment acquired in trade transactions and capital leases.

Selected Debt Data	Outstanding at	Applicable Interest Rate
	June 30, 2017
Senior Secured Notes due 2024 (1)	$255,000,000	6.75%
Asset-based revolving credit facility (2)	$10,000,000	2.97%
(1) $255.0 million notes with semi-annual interest payments at an annual rate of 6.75%
(2) Outstanding borrowings under the ABL Facility, with interest payments due at LIBOR plus 1.5% to 2.0% per annum.